Exhibit 107.1

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

MILLICOM INTERNATIONAL CELLULAR S.A.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares (including Common Shares represented by Swedish Depository Receipts) (“SDRs”) (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Rights to Purchase Common Shares (including common shares represented by SDRs) (1)	Rule 456(b) and Rule 457(r) (2)	(4)	(4)	(4)	(4)	(4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Consideration for common shares in the form of SDRs may be in foreign currency, though no separate consideration will be received for common shares represented by SDRs.

(2)	The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The Registrant intends to rely on Rule 457(p) to offset some or all of such fees with the filing fee previously paid for unsold securities under the Registrant's Registration Statement on Form F-1 (Registration No. 333-231918) filed on June 3, 2019 (the “F-1 Registration Statement”) and declared effective on June 12, 2019. The F-1 Registration Statement was subsequently withdrawn on August 1, 2019, resulting in $86,164.72 in registration fees paid at the time of filing the F-1 Registration Statement remaining unused. Pursuant to Rule 457(p) under the Securities Act, these unused fees will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement.

(3)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any other securities.
(4)	Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby as the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.